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                                                                     EXHIBIT 5.1

                                 April 24, 2001


Ladies and Gentlemen:

         I am the General Counsel of NetSol International, Inc., a Nevada corporation (the "Company"). This opinion is submitted in connection with the registration on a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of up to 624,875 shares of the Company's common stock, par value $0.001 per share (the "Shares"), of which 450,364 of the Shares have been issued prior to the date hereof (the "Issued Shares"), 12,506 of the Shares will be issued shortly after the date hereof (the "Issuable Shares") and up to 162,005 of the Shares may be issued after the date hereof upon the exercise of warrants (the "Warrant Shares"). Such Shares will be sold from time to time by the shareholders named in the Registration Statement.

         I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion, including the Company's Article of Incorporation, as amended, and Bylaws.

         Based on the foregoing, I am of the opinion that (i) the Shares have been duly authorized, (ii) the Issued Shares have been validly issued and are fully paid and nonassessable, (iii) the Issuable Shares will be validly issued and fully paid and nonassessable upon their issuance in accordance with the terms of the Securities Purchase Agreement under which the Issued Shares were sold, and (iv) the Warrant Shares will be validly issued and fully paid and nonassessable upon the proper exercise of the warrants in accordance with their terms.

         I am a member of the Bar of the State of California, and I express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Nevada and the federal laws of the United States of America.

         I hereby consent to the use of my name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Malea Farsai
                                       Malea Farsai,
                                       General Counsel